Exhibit 1.01

Conflict Minerals Report

Enovis Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for the period from January 1, 2022 to December 31, 2022 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2023.

Unless the context indicates otherwise, the terms “Enovis,” “we,” “its,” “us,” and “our” refer to Enovis Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (“DRC”) region (the “Covered Countries”), the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Company and Product Information

Enovis Corporation is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, our extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond.

Our continuing in-scope product categories for 2022 were orthopedic devices. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2022. The information contained in our Form 10-K and other external materials referenced herein, including our website, is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD. On April 5, 2022, we completed the separation of ESAB Corporation, which was our fabrication technology business. This Conflict Minerals Report pertains only to our continuing business.

Applicability of the Conflict Minerals Rule to Our Company

We are subject to the Conflict Minerals Rule because some of the products that we manufacture contain 3TG that are necessary to their functionality or production. Our in-scope products contain tin, tantalum, tungsten and gold, although each in-scope product does not contain all four 3TG.

We generally do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.

Product, smelter and refiner information in respect of 2022 is described under “Product Information” below and on Annex A. For 2022, each of our in-scope products contained 3TG content for which we were unable to determine the origin. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of 3TG.

The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.

Our suppliers define, implement and communicate to sub-suppliers their own 3TG policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.

Our suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance and require their direct and indirect sub-suppliers to do the same, and that our suppliers otherwise work with sub-suppliers to ensure traceability of 3TG.

We do not embargo responsibly sourced 3TG from the Covered Countries or other conflict-affected and high-risk areas and encourage our suppliers to continue to source responsibly from the Covered Countries or other conflict-affected and high-risk areas, from sources that do not support conflict.

Our policy is available on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2022, we conducted a “reasonable country of origin inquiry” (“RCOI”). For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance, which are discussed below.

Our inquiry included approximately 203 suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2022, the Suppliers identified to us 344 smelters and refiners that processed or may have processed the necessary 3TG contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 223 smelters and refiners identified as “Conformant” and 8 identified as “Active,” each as defined in Annex A. This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain, as we generally were not able to collect data at the product-level.

Based on the results of our RCOI, we exercised due diligence for 2022. These due diligence efforts are discussed below.

Due Diligence Program

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, Third Edition, including the related Supplements for tin, tantalum and tungsten and for gold (hereinafter referred to as the “OECD Guidance”).

Selected Elements of our Due Diligence Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website at https://ir.enovis.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

b.

We have a team of senior staff under the Senior Vice President, Supply Chain and Senior Vice President and General Counsel charged with managing our 3TG compliance strategy. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the “Service Provider”) to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

g.	We have contractual terms relating to 3TG, which are incorporated into selected supplier contracts.

h.

We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is www.enovis.ethicspoint.com.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested in writing, through the Service Provider, that the Suppliers provide us with a completed CMRT. The Service Provider followed up by email or phone on our behalf with Suppliers that did not respond to the request within the specified time frame. The Service Provider followed up with non-responsive Suppliers.

b.

The Service Provider, on our behalf, reviewed Supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs. The Service Provider followed up by email with Suppliers that submitted a response that triggered specific quality issues relating to completeness and accuracy.

c.

Smelter and refiner information provided by Suppliers was reviewed by the Service Provider against the RMI’s list of known smelters and refiners. To the extent that a smelter or refiner identified by a Supplier is not on that list, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner. Smelter and refiner information also was reviewed against the lists of Conformant and Active smelters and refiners published by the RMI. 223 of the identified smelters and refiners were listed as Conformant by the RMI and 8 were listed as Active, as of April 21, 2023. Please see Annex A below for further information regarding the smelters and refiners identified to us through our RCOI and due diligence.

The Service Provider bases its country of origin determinations on publicly available information, its outreach to smelters and refiners and information provided by suppliers in their completed CMRTs. Consistent with the foregoing, to the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, the Service Provider undertook an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries.

The Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

d.

The Service Provider evaluated Suppliers’ due diligence processes and policies based on the Suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

e.

We take steps to gather additional information from suppliers whose responses lead us to believe additional information is warranted to help ensure that our supply chain is responsibly sourcing 3TG. This may include requesting product-specific CMRTs or other information.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.

Our 3TG compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, Supply Chain and Senior Vice President and General Counsel, regarding the results of our Supplier outreach.

b.

We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website at http://ir.enovis.com/sec-filings.

Identified Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed on Annex A below either as part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2022. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the Covered Countries. These steps are in addition to the steps that we took in respect of 2022 described in this Conflict Minerals Report, which we intend to continue to take in respect of 2023 to the extent applicable.

1.

Engage with applicable Suppliers that provided non-Conformant smelters and refiners, incomplete responses or that did not provide responses for 2022 to help ensure that they provide requested information for 2023.

•	Engage in additional outreach to Suppliers with non-Conformant responses;

•	Conduct further training for Suppliers; and

•	Work to identify improved contacts for non-respondents.

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2022 that the source of 3TG was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2022. Please see the notes that accompany the tables for additional information concerning the information in the tables.

Summary Smelter and Refiner Information

Metal	Conformant	Active	On Smelter Look-up Tab Only	Total
Gold	95	5	75	175
Tantalum	33	0	2	35
Tin	60	3	20	83
Tungsten	35	0	16	51
Totals	223	8	113	344

The following percentages of the identified smelters and refiners were listed as Conformant, by mineral: gold – 54%; tantalum – 94%; tin – 72%; and tungsten – 69%.

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	Smelter Facility Location
Gold	Abington Reldan Metals, LLC	United States Of America

Gold	Advanced Chemical Company	United States Of America

Gold	Agosi AG	Germany

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Argor-Heraeus S.A.	Switzerland

Gold	Asahi Pretec Corp.	Japan

Gold	Asahi Refining Canada Ltd.	Canada

Gold	Asahi Refining USA Inc.	United States Of America

Gold	Asaka Riken Co., Ltd.	Japan

Gold	Aurubis AG	Germany

Gold	Bangalore Refinery	India

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden AB	Sweden

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Chimet S.p.A.	Italy

Gold	Chugai Mining	Japan

Gold	Dowa	Japan

Gold	DSC (Do Sung Corporation)	Korea, Republic Of

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan

Gold	Emirates Gold DMCC	United Arab Emirates

Gold	Geib Refining Corporation	United States Of America

Gold	Gold by Gold Colombia	Colombia

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Metals Hong Kong Ltd.	China

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Istanbul Gold Refinery	Turkey

Gold	Italpreziosi	Italy

Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	Kazzinc	Kazakhstan

Gold	Kennecott Utah Copper LLC	United States Of America

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of

Gold	L’Orfebre S.A.	Andorra

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of

Gold	LT Metal Ltd.	Korea, Republic Of

Gold	Materion	United States Of America

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Metalor Technologies (Suzhou) Ltd.	China

Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States Of America

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

Gold	Mitsubishi Materials Corporation	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MKS Pamp SA	Switzerland

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	NH Recytech Company	Korea, Republic Of

Gold	Nihon Material Co., Ltd.	Japan

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	PAMP S.A.	Switzerland

Gold	Planta Recuperadora de Metales SpA	Chile

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	PX Precinox S.A.	Switzerland

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	REMONDIS PMR B.V.	Netherlands

Gold	Royal Canadian Mint	Canada

Gold	SAAMP	France

Gold	SAFINA A.S.	Czechia

Gold	Sancus ZFS (L’Orfebre, SA)	Colombia

Gold	SEMPSA Joyeria Plateria S.A.	Spain

Gold	Shandong Gold Smelting Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

Gold	T.C.A S.p.A	Italy

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Torecom	Korea, Republic Of

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Gold	United Precious Metal Refining, Inc.	United States Of America

Gold	Valcambi S.A.	Switzerland

Gold	Western Australian Mint (T/a The Perth Mint)	Australia

Gold	WIELAND Edelmetalle GmbH	Germany

Gold	Yamakin Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Gold	Alexy Metals	United States Of America

Gold	Augmont Enterprises Private Limited	India

Gold	C.I Metales Procesados Industriales SAS	Colombia

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India

Gold	WEEEREFINING	France

Gold	8853 S.p.A.	Italy

Gold	ABC Refinery Pty Ltd.	Australia

Gold	African Gold Refinery	Uganda

Gold	Albino Mountinho Lda.	Portugal

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	AU Traders and Refiners	South Africa

Gold	Caridad	Mexico

Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Gold	Dongwu Gold Group	China

Gold	Emerald Jewel Industry India Limited (Unit 1)	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Gold	Emerald Jewel Industry India Limited (Unit 3)	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	India

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold	Fujairah Gold FZC	United Arab Emirates

Gold	Gold Coast Refinery	Ghana

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold	Guangdong Jinding Gold Limited	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of

Gold	Industrial Refining Company	Belgium

Gold	International Precious Metal Refiners	United Arab Emirates

Gold	JALAN & Company	India

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refiner	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	K.A. Rasmussen	Norway

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Gold	Marsam Metals	Brazil

Gold	MD Overseas	India

Gold	Metallix Refining Inc.	United States Of America

Gold	Modeltech Sdn Bhd	Malaysia

Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold	Pease & Curren	United States Of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	QG Refining, LLC	United States Of America

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	Sabin Metal Corp.	United States Of America

Gold	Safimet S.p.A	Italy

Gold	Sai Refinery	India

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Samwon Metals Corp.	Korea, Republic Of

Gold	Sellem Industries Ltd.	Mauritania

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shenzhen CuiLu Gold Co., Ltd.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery	Sudan

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Yunnan Copper Industry Co., Ltd.	China

Tantalum	AMG Brasil	Brazil

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	D Block Metals, LLC	United States Of America

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	FIR Metals & Resource Ltd.	China

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States Of America

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tantalum	Jiangxi Tuohong New Raw Material	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET de Mexico	Mexico

Tantalum	Materion Newton Inc.	United States

Tantalum	Metallurgical Products India Pvt., Ltd.	India

Tantalum	Mineracao Taboca S.A.	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	NPM Silmet AS	Estonia

Tantalum	QuantumClean	United States Of America

Tantalum	Resind Industria e Comercio Ltda.	Brazil

Tantalum	Taki Chemical Co., Ltd.	Japan

Tantalum	Taniobis Co., Ltd.	Thailand

Tantalum	Taniobis GmbH	Germany

Tantalum	Taniobis Japan Co., Ltd.	Japan

Tantalum	Taniobis Smelting GmbH & Co. KG	Germany

Tantalum	Telex Metals	United States Of America

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	Ximei Resources (Guangdong) Limited	Chin

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Tantalum	5D Production OU	Estonia

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tin	Alpha	United States Of America

Tin	Aurubis Beerse	Belgium

Tin	Aurubis Berango	Spain

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China

Tin	CRM Synergies	Spain

Tin	CV Ayi Jaya	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia

Tin	Dowa	Japan

Tin	DS Myanmar	Myanmar

Tin	EM Vinto	Bolivia (Plurinational State Of)

Tin	Estanho de Rondonia S.A.	Brazil

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Fenix Metals	Poland

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Metallic Resources, Inc.	United States Of America

Tin	Mineracao Taboca S.A.	Brazil

Tin	Minsur	Peru

Tin	Mitsubishi Materials Corporation	Japan

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Mitra Sukses Globalindo	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia

Tin	PT Rajehan Bangka Tin	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia

Tin	PT Timah Tbk Mentok	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	Resind Industria e Comercio Ltda.	Brazil

Tin	Rui Da Hung	Taiwan, Province Of China

Tin	Soft Metais Ltda.	Brazil

Tin	Thaisarco	Thailand

Tin	Tin Technology & Refining	United States Of America

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Yunnan Tin Company Limited	China

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT Timah Nusantara	Indonesia

Tin	Super Ligas	Brazil

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Tin	Melt Metais e Ligas S.A.	Brazil

Tin	Modeltech Sdn Bhd	Malaysia

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation

Tin	Pongpipat Company Limited	Myanmar

Tin	Precious Minerals and Smelting Limited	India

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	VQB Mineral and Trading Group JSC	Viet Nam

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam

Tungsten	China Molybdenum Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	Cronimet Brasil Ltda	Brazil

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China

Tungsten	Fujian Xinlu Tungsten	China

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Global Tungsten & Powders Corp.	United States Of America

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	H.C. Starck Tungsten GmbH	Germany

Tungsten	Hubei Green Tungsten Co.	China

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	Kennametal Fallon	United States Of America

Tungsten	Kennametal Huntsville	United States Of America

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	Masan High-Tech Materials	Viet Nam

Tungsten	Niagara Refining LLC	United States Of America

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	Taniobis Smelting GmbH & Co.	Germany

Tungsten	Wolfram Bergbau und Hutten AG	Austria

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tungsten	ACL Metais Eireli	Brazil

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Tungsten	Artek LLC	Russian Federation

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

Tungsten	Dongkuk Industries Co., Ltd.	Korea, Republic of

Tungsten	Hannae For T Co., Ltd.	Korea, Republic of

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Tungsten	LLC Volstok	Russian Federation

Tungsten	Moliren Ltd.	Russian Federation

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tungsten	Unecha Refractory metals plant	Russian Federation

Tungsten	Yudu Ansheng Tungsten Co., Ltd.	China

We note the following in connection with the information contained in the foregoing tables:

(a)

The smelters and refiners reflected in the table were identified by the Suppliers to us as potentially being part of our 2022 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of April 21, 2023. Compliance status is based on information published by the RMI, without independent verification by us.

(c)

“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.

(d)	“Active” means that the smelter or refiner is currently engaged in the RMAP but a conformance determination has yet to be made.

(e)	“Smelter Look-up List Tab Only” means that a smelter or refiner is listed on the Smelter Look-up list tab of the CMRT, but is not listed as “Conformant” or “Active.”

(f)	The table includes only entities that are listed as verified smelters on the Smelter Look-up list tab of the CMRT.

(g)	Smelter and refiner country location and status is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the smelters and refiners listed in the table above may have included the countries below, based on publicly available information, our RCOI and due diligence and other information gathered by the Service Provider. These may not be all of the countries of origin from which the smelters and refiners listed above may have sourced 3TG.

Afghanistan	Czechia	Kenya	Rwanda*

Aland Islands	Democratic Republic of the Congo*	Korea	Samoa

Albania	Djibouti	Kyrgyzstan	Saudi Arabia

American Samoa	Dominica	Liberia	Senegal

Andorra	Dominican Republic	Liechtenstein	Sierra Leone

Angola*	Ecuador	Lithuania	Singapore

Argentina	Egypt	Luxembourg	Slovakia

Armenia	Eritrea	Madagascar	Slovenia

Aruba	Estonia	Malaysia	South Africa

Australia	Ethiopia	Mali	South Sudan*

Austria	Finland	Mauritania	Spain

Azerbaijan	France	Mexico	Sudan

Bahamas	Georgia	Mongolia	Suriname

Barbados	Germany	Morocco	Sweden

Belarus	Ghana	Mozambique	Switzerland

Belgium	Guam	Myanmar	Taiwan

Benin	Guatemala	Namibia	Tajikistan

Bermuda	Guinea	Netherlands	Tanzania*

Bolivia (Plurinational State of)	Guyana	New Zealand	Thailand

Brazil	Honduras	Nicaragua	Turkey

Bulgaria	Hong Kong	Niger	Uganda*

Burkina Faso	Hungary	Nigeria	United Arab Emirates

Burundi*	India	Norway	United Kingdom

Cambodia	Indonesia	Panama	United States

Canada	Ireland	Papua New Guinea	Uzbekistan

Central African Republic*	Israel	Peru	Viet Nam

Chile	Italy	Philippines	Zambia*

China	Japan	Poland	Zimbabwe

Colombia	Jersey	Portugal

Republic of the Congo*	Kazakhstan	Russian Federation

*	Covered Country.

Alternatively, or in addition, some of the smelters and refiners may have sourced from recycled or scrap sources.